SCHEDULE A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN THE DIREXION FUNDS AND RAFFERTY ASSET MANAGEMENT, LLC

Pursuant to section 1 of the Investment Advisory Agreement between the DireXion Funds (the “Trust” and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Portfolios of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each portfolio’s average daily net assets:

Portfolios of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management

For each Fund listed below:	0.75%
OTC Plus Fund
Dow 30SM Plus Fund
Total Market Bull 2.5X Fund
Total Market Bear 2.5X Fund
S&P 500® Bull 2.5X Fund
S&P 500® Bear 2.5X Fund
NASDAQ-100® Bull 2.5X Fund
NASDAQ-100® Bear 2.5X Fund
Mid Cap Bull 2.5X Fund
Mid Cap Bear 2.5X Fund
Small Cap Bull 2.5X Fund
Small Cap Bear 2.5X Fund
Equity Income Bull 2.5X Fund
Equity Income Bear 2.5X Fund
Dollar Bull 2.5X Fund
Dollar Bear 2.5X Fund
Japan Bull 2X Fund
Japan Bear 2X Fund
Emerging Markets Bull 2X Fund
Emerging Markets Bear 2X Fund
Developed Markets Bull 2X Fund
Developed Markets Bear 2X Fund
Latin America Bull 2X Fund
Latin America Bear 2X Fund
Real Estate Bull 2X Fund
Real Estate Bear 2X Fund
Commodity Bull 2X Fund
Commodity Bear 2X Fund
Biotech Bull 2X Fund
Biotech Bear 2X Fund
Oil & Gas Bull 2X Fund
Oil & Gas Bear 2X Fund
Precious Metals Bull 2X Fund
Precious Metals Bear 2X Fund
Healthcare Bull 2X Fund
Healthcare Bear 2X Fund

Portfolios of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management

Financial Bull 2X Fund
Financial Bear 2X Fund
10 Year Note Bull 2.5X Fund
10 Year Note Bear 2.5X Fund
Dynamic HY Bond Fund

For each Fund listed below:	0.90%
U.S./Short Fund

For each Fund listed below:	0.95%
HY Bear Fund

For each Fund listed below:	1.00%
Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Large Cap Fund
Evolution Small Cap Fund
Evolution Total Return Fund
Spectrum High Yield Plus Fund
Spectrum Global Perspective Fund
Spectrum Equity Opportunity Fund
HCM Freedom Fund

For PSI Calendar Effects Fund	1.25%

For the U.S. Government Money Market Fund	0.50%

Dated: September 22, 1997, as amended April 28, 2006